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                                                                  Exhibit 10.25

                           SYNTHETIC INDUSTRIES, INC.
                             1994 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                                    ARTICLE 1

                                   DEFINITIONS

                  As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

                  1.1 "Board" shall mean the Board of Directors of the Company.

                  1.2 "Committee" shall mean a committee designated by the Board, which shall consist of at least two (2) members of the Board. The initial members of the Committee shall be Jon P. Beckman and Leonard Chill.

                  1.3 "Company" shall mean Synthetic Industries, Inc., a Delaware corporation, and any successor to such corporation.

                  1.4 "Disabled Non-Employee Director" shall mean a Non-Employee Director who is determined by (i) a licensed physician acceptable to the Committee (which determination shall be evidenced by a certificate addressed and delivered to the Committee), and (ii) the Committee, in its sole and absolute discretion, to be completely unable to serve as a member of the Board.

                  1.5 "Fair Market Value" of a share of Stock shall mean, as of any date, the fair market value of the Stock as determined by the Committee in accordance with this Section 1.5.

                  For purposes of the Plan, as of any date when the Stock is quoted on the National Association of Securities Dealers Automated Quotation System, National Market System ("NASDAQ-NSM") or listed on one or more national securities exchanges, the "Fair Market Value" of the Stock as of such date shall be deemed to be the mean between the highest and lowest sale prices of the Stock reported on the NASDAQ-NMS or the principal national securities exchange on which the Stock is listed and traded on the immediately preceding date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported. If the Stock is not quoted on the NASDAQ-NMS or listed on an exchange, or representative quotes are not otherwise available, the "Fair Market Value" of the Stock shall mean the amount determined by the
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Committee to be the fair market value based upon their good faith valuation.

                  1.6 "Non-Employee Director" shall mean each of the following members of the Board: Joseph F. Dana, Lee J. Seidler, William J. Shortt and Robert L. Voigt.

                  1.7 "Option" shall mean an option granted pursuant to the provisions of Article 6 hereof that does not satisfy the requirements of
Section 422 of the Internal Revenue Code of 1986, as amended.

                  1.8 "Optionee" shall mean a person to whom an Option has been granted hereunder.

                  1.9 "Plan" shall mean the Synthetic Industries, Inc. 1994 Stock Option Plan for Non-Employee Directors, the terms of which are set forth herein, as amended from time to time.

                  1.10 "Stock" shall mean the common stock of the Company, par value $1.00 per share, or in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other corporation, such other stock or securities.

                  1.11 "Stock Option Agreement" shall mean an agreement between the Company and an Optionee under which the Optionee may purchase Stock hereunder.

                                    ARTICLE 2

                                    THE PLAN

                  2.1 Name. This Plan shall be known as the "Synthetic Industries, Inc. 1994 Stock Option Plan for Non-Employee Directors."

                  2.2 Purpose. The purpose of the Plan is to enable the Company to provide incentives, which are linked directly to increases in shareholder value, to Non-Employee Directors in order that they will be encouraged to serve on the Board and exert their best efforts on behalf of the Company.

                  2.3 Effective Date. The Plan shall become effective upon its adoption by the Board; provided, however, that if the Plan is not approved by the holders of a majority of the shares of capital stock of the Company entitled to vote thereon within twelve

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(12) months after the date on which the Plan is adopted by the Board, the Plan and any Options granted thereunder shall terminate and become null and void. The effective date is July 15, 1994.

                  2.4 Term of Plan. No Option shall be granted pursuant to the Plan on or after the tenth (10th) anniversary of the date on which the Plan is adopted by the Board, but Options theretofore granted may extend beyond such anniversary date.
                                    ARTICLE 3

                                THE PARTICIPANTS

                  As at July 15, 1994, the Company had 49.95 shares of Stock outstanding. The Non-Employee Directors shall be granted the following Options:
Mr. Seidler - an Option to purchase 0.4995 shares of Stock; Mr. Dana - an Option to purchase 0.24975 shares of Stock; Mr. Shortt - an Option to purchase 0.1665 shares of Stock; and Mr. Voigt - an Option to purchase 0.1665 shares of Stock. In no event shall any other options be granted under the Plan.

                                    ARTICLE 4

                                 ADMINISTRATION

                  4.1 Duties and Powers of Committee. The Plan shall be administered by the Committee. The Board may from time to time remove members from or add members to the Committee, and shall fill any vacancy on the Committee. The Committee shall select one of its members as its Chairman, should the Board fail to select a Chairman for it, and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. Subject to the express provisions of the Plan, the Committee shall have the discretion and authority to determine the time or times at which each option may be exercised and the terms and conditions of each Stock Option Agreement; provided, however, that shares subject to any such agreement shall vest at a minimum of twenty-five percent (25%) per year over a four (4) year period. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all other determinations necessary or advisable in the administration of the Plan, including without limitation the amending or altering of the

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Plan and any Options granted hereunder as may be required to comply with or to conform to any federal, state or local laws or regulations. No member of the Board or the Committee shall be liable to any person for any action, determination or omission made with respect to the Plan or any Option granted hereunder. The determinations of the Committee on the matters referred to in this Section shall be conclusive.

                  4.2 Majority Rule. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all the members of the Committee shall constitute the action of the Committee.

                  4.3 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to the service of each Non-Employee Director on the Board. The Company also shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                                    ARTICLE 5

                         SHARES OF STOCK SUBJECT TO PLAN

                  5.1 Limitations. Subject to adjustments pursuant to the provisions of Section 5.2 hereof, the maximum number of shares of Stock which may be issued and sold hereunder shall not exceed 1.08225 shares of Stock. Shares subject to an Option may be either authorized but unissued shares or shares issued and reacquired by the Company; provided, however, that shares of Stock with respect to which an Option has been exercised shall not again be available for issuance hereunder.

                  5.2      Adjustment upon Changes in Capitalization.

                  (a) In the event that the outstanding shares of Stock are changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination or exchange of shares and the like, or dividends payable in Stock, an appropriate adjustment shall be made by the Committee in the aggregate number of shares of Stock available under the Plan and in the number of shares and price per share subject to outstanding Options. In the event that (i) the Company shall be reorganized or (ii) substantially all or all of the assets of the Company shall be sold or exchanged, an Optionee shall be entitled to receive, upon the exercise of his Option, the same number and kind of shares of

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Stock or the same amount of property, cash or securities as he would have been entitled to receive upon the occurrence of any such corporate event as if he had been, immediately prior to such event, the holder of the number of shares of Stock covered by his Option.

                  (b) Any adjustment under this Section 5.2 in the number of shares of Stock subject to options shall be determined solely by the Committee and shall apply proportionately to only the unexercised portion of any option granted hereunder.

                                    ARTICLE 6

                                     OPTIONS

                  6.1 Option Grant and Agreement. Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a written Stock Option Agreement, dated as of the date of grant and executed by the Company and the Optionee. As to each grant hereunder, the terms of the Option, including the Option's duration, time or times of exercise, and exercise price shall be stated in the Stock Option Agreement. The terms and conditions of the Option shall be consistent with the Plan.
                  6.2 Option Price. The per share Option price of the Stock subject to each Option shall be equal to $790,790.80, which amount is representative of the per share Fair Market Value of the Stock on the date each Non-Employee Director became a member of the Board.

                  6.3 Exercise Period. The period for the exercise of each Option shall be determined by the Committee, but in no instance shall such period extend beyond ten (10) years from the date of grant of the Option.

                  6.4 Option Exercise. (a) Unless otherwise provided in the Stock Option Agreement, an Option shall be exercisable in whole or in part at any time prior to expiration of the Option, provided that, unless otherwise determined by the Committee, no Option may be exercised for less than the lesser of (i) 0.00166667 shares or (ii) the number of shares which remain subject to the Option. The Committee shall have the authority in its sole discretion to prescribe in any Stock Option Agreement that the Option may be exercised in installments during the term of the Option, and to determine, from time to time, the documents required in connection with such exercise.

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                  (b) An Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares of Stock which have become purchasable under the provisions of the Option. The Option price is to be paid in full in cash upon the exercise of the Option and the Company shall not be required to deliver certificates for such shares until such payment has been made; provided, however, that in lieu of cash, an Optionee may, to the extent permitted by the Stock Option Agreement at the date of grant, exercise his Option in whole or in part, by tendering to the Company shares of Stock owned by him and having a Fair Market Value as of the date of exercise equal to the Option price applicable to his Option, or a combination of cash and shares. The holder of an Option shall not have any of the rights of a stockholder with respect to the shares of Stock subject to the Option until such shares have been issued to him upon the exercise of his Option.

                  At the discretion of the Committee, payment for any shares of Stock subject to Options may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the Option price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

                  (c) An Option shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares of Stock delivered to the Company at its principal office, together with payment in full to the Company in accordance with Section 6.4 (b) of the amount of the option price for the number of shares of Stock with respect to which the Option is then being exercised.

                  6.5 Nontransferability of Option. (a) Except as provided in
Section 6.5(b), (i) no Option shall be transferable by an Optionee otherwise than by will or the laws of descent and distribution and (ii) during the lifetime of an Optionee, his Option shall be exercisable only by him.


                  (b) The Committee, in its sole and absolute discretion, may provide in any Option Agreement or amendment thereto, that the Optionee may transfer Options to his children, grandchildren or spouse, or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, provided that (i) the Optionee does not receive any consideration for such transfer, and (ii) the transferee of such Options remains subject to all the terms and conditions that were applicable to such options immediately prior to such transfer.

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                  6.6 Death, Disability, Retirement, Resignation or
Disassociation of Optionee. In the event any Optionee dies while he is a member of the Board; becomes a Disabled Non-Employee Director; retires from the Board; resigns from the Board or otherwise is no longer a member of the Board ("Disassociation"), any Option held by him, to the extent exercisable on the date of his death, disablement, retirement, resignation or Disassociation shall remain exercisable by him or his legatee or legatees under the Optionee's will, or by his personal representative or distributees, (i) in the event of retirement, resignation or Disassociation for a period of three (3) years following the date of retirement, resignation or Disassociation and (ii) in the event of disability or death for a period of two (2) years following the date of disability or death, but in no event beyond the Option term.

                  If an Option granted hereunder shall be exercised by the legal representative of a deceased Non-Employee Director or former Non-Employee Director or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of the death of any Non-Employee Director or former Non-Employee Director, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

                  6.7 Vesting. The Committee shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, the vesting and/or right to exercise any Option granted under the Plan if it determines that (i) such acceleration would be appropriate in order to preserve the rights and intended benefits of Options granted to any Optionee under the Plan, or (ii) such acceleration would be in the best interests of the Company.

                                    ARTICLE 7

                               STOCK CERTIFICATES

                  The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof, prior to fulfillment of all of the following conditions:

                  (a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed;

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                  (b)      The completion of any registration or other
qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall in its sole discretion deem necessary or advisable; and

                  (c) The obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable.

                                    ARTICLE 8

                             CONDITIONS OF EXERCISE

                  (a) Unless prior to the exercise of an option the shares of Stock issuable upon such exercise are the subject of a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and there is then in effect a prospectus filed as part of such registration statement meeting the requirements of Section 10 (a) (3) of the Securities Act, the notice of exercise with respect to such Option shall be accompanied by a representation or agreement of the optionee to the Company to the effect that such shares are being acquired for investment only and not with a view to the resale or distribution thereof, or such other documentation as may be required by the Company, unless, in the opinion of counsel to the Company, such representation, agreement or documentation is not necessary to comply with the Securities Act.

                  (b) Anything in Section B(a) to the contrary notwithstanding, the Company shall not be obligated to issue or sell any shares of Stock until they have been listed on each securities exchange on which such shares may then be listed and until and unless, in the opinion of counsel to the Company, the Company may issue such shares pursuant to a qualification or an effective registration statement, or an exemption from registration, under such state and federal laws, rules or regulations as such counsel may deem applicable. The Company shall use reasonable efforts to effect such listing, qualification and registration, as the case may be.

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                                    ARTICLE 9

                                     LEGENDS

                  The Company may endorse such legend or legends upon any Stock Option Agreement and upon the certificates for shares of Stock issued upon exercise of such Option, and the Committee may issue such "stop transfer" instructions to the Company's transfer agent in respect of such Stock Option Agreement and/or shares, as the Committee, in its sole and absolute discretion, determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, or (ii) implement the provisions of any agreement between the Company and the Optionee or grantee with respect to such Stock Option Agreement and/or shares.

                                   ARTICLE 10

                 TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

                  The Board may at any time, upon recommendation of the Committee and notwithstanding Section 2.4 hereof, terminate the Plan, and may at any time and from time to time and in any respect amend or modify the Plan; provided, however, that the Board, without approval of the shareholders of the Company, may not adopt any amendment to the Plan if the amendment would:

                  (a) Increase the total number of shares of Stock which may be issued pursuant to the Plan except as contemplated in Section 5.2 hereof; or

                  (b) Materially modify the requirements as to eligibility for participation in the Plan.

                  Notwithstanding the foregoing, the Board shall not terminate, amend or modify the Plan in any manner so as to adversely affect the rights of Optionees with respect to Options theretofore granted under the Plan without the consent of the Optionee or permitted transferee (if any) of the Option.

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                                   ARTICLE 11

                    RELATIONSHIP TO OTHER COMPENSATION PLANS

                  11.1 In General. The adoption of the Plan shall not affect any other stock option, incentive or other compensation plans in effect for the Company, nor shall the adoption of the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees and directors of, or independent contractors with, the Company.

                                   ARTICLE 12

                                  MISCELLANEOUS

                  12.1 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.


                  12.2 Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

                  12.3 Headings, etc., No Part of Plan. Headings of articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

                  12.4 Applicable Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

                  12.5 No Right to Continue as a Director. Nothing in the Plan or in any Option shall confer on any Optionee any right to continue as a member of the Board or affect the right of the Company, the Board or the shareholders of the Company to terminate the directorship of any Optionee at any time.

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